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                                                                     Exhibit 4.6






                                 TRUST AGREEMENT

                                     Between

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                                  BIOGEN, INC.

                                       And

                        FIDELITY MANAGEMENT TRUST COMPANY

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                               BIOGEN SAVINGS PLAN

                                      TRUST












                          Effective as of April 1, 1994






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                             TABLE OF CONTENTS

 SECTION                                                               PAGE
 -------                                                               ----

 1 TRUST.................................................................2


 2 EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS..............2


 3 DISBURSEMENTS.........................................................2
   (a) Directions from Administrator
   (b) Limitations

 4 INVESTMENT OF TRUST...................................................3
   (a) Selection of Investment Options
   (b) Available Investment Options
   (c) Participant Direction
   (d) Mutual Funds
   (e) Sponsor Stock
   (f) Notes
   (g) Reliance of Trustee Directions
   (h) Trustee Powers

 5 RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED............11
   (a) General
   (b) Accounts
   (c) Inspection and Audit
   (d) Effect of Plan Amendment
   (e) Returns, Reports and Information

 6 COMPENSATION AND EXPENSES............................................12

 7 DIRECTIONS AND INDEMNIFICATION.......................................13
   (a) Identity of Administrator and Named Fiduciary
   (b) Directions from Administrator
   (c) Directions from Named Fiduciary
   (d) Co-Fiduciary Liability
   (e) Indemnification
   (f) Survival

 8 RESIGNATION OR REMOVAL OF TRUSTEE....................................14
   (a) Resignation
   (b) Removal



                                       -i-

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                             TABLE OF CONTENTS
                                (CONTINUED)

 SECTION                                                               PAGE
 -------                                                               ----



  9 SUCCESSOR TRUSTEE...................................................14

    (a) Appointment
    (b) Acceptance
    (c) Corporate Action

 10 TERMINATION.........................................................15

 11 RESIGNATION, REMOVAL, AND TERMINATION NOTICES.......................15

 12 DURATION............................................................16

 13 AMENDMENT OR MODIFICATION...........................................16

 14 GENERAL.............................................................16

    (a) Performance by Trustee, its Agents or Affiliates
    (b) Entire Agreement
    (c) Waiver
    (d) Successors and Assigns
    (e) Partial Invalidity
    (f) Section Headings

 15 GOVERNING LAW.......................................................17

    (a) Massachusetts Law Controls
    (b) Trust Agreement Controls

 Schedules
 ---------

    A. Recordkeeping and Administrative Services
    B. Fee Schedule
    C. Investment Options
    D. Sponsor's Authorization Letter
    E. Named Fiduciary's Authorization Letter
    F. IRS Detamination Letter or Opinion of Counsel
    G. Telephone Exchange Procedures


                                      -ii-


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     TRUST AGREEMENT, effective as of the first day of April, 1994, between
 BIOGEN, INC., a Massachusetts corporation, having an offce at Fourteen Cambridge Center, Cambridge, MA 02142 (the "SPONSOR"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an off'ce at 82 Devonshire Street, Boston, Massachusetts 02109 (the "TRUSTEE").

                                   WITNESSETH:

     WHEREAS, the Sponsor is the sponsor of the Biogen Savings Plan (the "PLAN"); and

     WHEREAS, the Sponsor has established a trust to hold and invest plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

     WHEREAS, pursuant to the provisions of the existing trust agreement, the Sponsor wishes to replace the incumbent trustee and to appoint the Trustee named above as successor trustee, and to amend and restate the existing trust agreement with the terms of this instrument, all effective as of April 1, 1994; and

     WHEREAS, the Sponsor (the "NAMED FIDUCIARY") is a named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended (ERISA)); and

     WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Named Fiduciary; and

     WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

     WHEREAS, the Sponsor (the "ADMINISTRATOR") is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA); and

     WHEREAS, the Trustee is willing to perform recordkeeping and administrative services



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 for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

 SECTION 1. TRUST. The Sponsor hereby establishes the Biogen Savings Plan Trust (the "Trust"), with the Trustee. The Trust shall consist of an initial contribution of money and other property acceptable to the Trustee in its sole discretion transferred from the predecessor trustee under the Plan, such additional sums of money and Sponsor Stock (hereinafter defined) as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement. Trustee shall render services hereunder in accordance with applicable professional standards.

 SECTION 2. EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS. Except as provided under applicable law and the Plan, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their baneficiaries prior to the satisfaction of all liabilities under the Plan with respect to the participants and their baneficiaries.

 SECTION 3. DISBURSEIRNENTS.

         (a) DIRECTIONS FROM ADMINISTRATOR. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

         (b) LIMITATIONS. The Trustee shall not be required to make any disbursement in




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 excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

 SECTION 4. INVESTMENT OF TRUST.

         (a) SELECTION OF INVESTMENT OPTIONS. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

         (b) AVAILABLE INVESTMENT OPTIONS. The Named Fiduciary shall direct the Trustee as to what investment options: (i) the Trust shall be invested in during the period beginning on the initial transfer of assets to the Trust and ending on the completion of the reconciliation of participant records (nparticipant recordkeeping reconciliation period,n) and (ii) the investment options in which Plan participants may invest in, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Mutual Funds"), (ii) equity securities issued by the Sponsor or an aff~liate which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock"), (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, (iv) guaranteed investment contracts chosen by the Trustee and (v) collective investment funds maintained by the Trustee for qualified plans; provided, however, that the Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in guaranteed investment contracts chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans. The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may change or add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

         (c) PARTICIPANT DIRECTION. Subject to any limitations imposed by the Sponsor (which limitations shall be noted on Schedules "A" and "C" hereto), each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual



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 accounts. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "G". A participant shall be considered a named fiduciary of the Plan under ERISA for purposes of using the telephone exchange system to provide investment directions to the Trustee for the participant's individual account. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

         (d) MUTUAL FUNDS. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Named Fiduciary as a Plan investment option. Trust investments in Mutual Funds shall be subject to the following limitations:

             (i) EXECUTION OF PURCHASES AND SALES. Purchases and sales of Mutual Funds (other than for Exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G".

             (ii) VOTING. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Tmstee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts. The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant. During the participant recordkeeping reconciliation period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are




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 received, the directions of the Named Fiduciary. Except as provided in the first sentence of this subsection (d)(ii), the Trustee shall have no duty to solicit directions from participants or the Sponsor.

         (e) SPONSOR STOCK. Trust investments in Sponsor Stock shall be subject to the following limitations:

              (i) ACQUISITION LIMIT. Pursuant to the Plan, the Trust shall be invested in Sponsor Stock to the extent necessary to invest all employer matching contributions accounts in Sponsor Stock. In order to accomplish this, up to 99 percent of the Trust's assets may be invested in Sponsor Stock.

             (ii) FIDUCIARY DUTY OF NAMED FIDUCIARY. The Named Fiduciary shall monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ER1SA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement.

            (iii) EXECUTION OF PURCHASES AND SALES.

                 (A) Purchases and sales of Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Exchanges of Sponsor Stock are only permitted at the Sponsor's direction. Such general rules shall not apply in the following circumstances:

                     (1) If without fault on its own part, the Trustee is unable to determine the number of shares required to be purchased or sold on such day; or



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                     (2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                     (3) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

 In the event of the occurrence of the circumstances described in (1), (2), or
 (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Named Fiduciary.

                 (B) USE OF AN AFFILIATED BROKER. The Sponsor hereby authorizes the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. FBSI shall execute such directions directly or through its aff'liate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                     (i) As consideration for such brokerage services, the Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of five cents ($.05) commission on each share of Sponsor Stock up to 10,000 shares in a singular transaction, four cents ($.04) commission on each share of Sponsor Stock from 10,001 to 20,000 shares in a singular transaction, and three and one-half cents ($.035) commission on each share of Sponsor Stock in excess of 20,000 shares in a singular transaction. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                     (ii) Following the procedures set forth in Department of Labor Prohibited Transaction Class Exemption 86-128, the Trustee will provide the Sponsor with the following documents: (1) a description of FBSI's brokerage placement practices; (2) a copy of



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 PTCE 86-128; and (3) a form by which the Sponsor may terminate this authorization to use a broker aff'liated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as an annual report which summarizes all securities transaction-related charges incurred by the Plan, and the Plan's annualized turnover rate.

                   (iii) Any successor organization of FBSI, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

                    (iv) The Trustee and FBSI shall continue to rely on this authorization provision until not)fied to the contrary. The Sponsor reserves the right to terminate this authorization upon sixty (60) days written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

                     (v) SECURITIES LAW REPORTS. The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

                    (vi) VOTING AND TENDER OFFERS. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

                 (A) VOTING.

                     (1) When the issuer of the Sponsor Stock prepares for any annual meeting, the Sponsor shall notify the Trustee thirty (30) days in advance of the intended





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 meeting date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Sponsor Stock, the Sponsor shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock credited to the participant's accounts (as provided by the Trustee). The Sponsor shall provide the Trustee with a copy of any materials provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                     (2) Each participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any off'cer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the participant. The Trustee shall not vote shares of Sponsor Stock credited to a participant's accounts for which it has received no directions from the participant.

                 (B) TENDER OFFERS.

                     (1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall notify each Plan participant of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the participant the same information that is distributed to shareholders of the issuer of Sponsor Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the participant may direct the Trustee whether or not to tender the Sponsor Stock credited to the participant's accounts (both vested and unvested). The Sponsor shall provide the Trustee with a copy of any material provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.



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                     (2) Each participant shall have the right to direct the
 Trustee to tender or not to tender some or all of the shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. The Trustee shall not tender shares of Sponsor Stock credited to a participant's accounts for which it has received no directions from the participant.

                     (3) A participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock credited to the participant's accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                     (4) A direction by a participant to the Trustee to tender shares of Sponsor Stock

                     (5) credited to the participant's accounts shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that account. Pending receipt of directions (through the administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Mutual Fund described in Schedule "C".

                     (vii) SHARES CREDITED. For all purposes of this Section, the number of shares of Sponsor Stock deemed "credited" to a participant's accounts shall be determined as of the last preceding valuation date.






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                     (viii) GENERAL. With respect to all rights other than the
 right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's accounts, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants.

                     (ix) CONVERSION. All provisions in this Section 4(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

         (f) NOTES. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan, the Plan participant shall direct the Trustee as to the type of loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account, the amount available for the loan. Based on the monthly interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Administrator or to the participant if so directed by the Administrator. In all cases, such instruction by the Administrator shall be made within thirty (30) days of the participant's initial request (the origination date).

         (g) RELIANCE OF TRUSTEE ON DIRECTIONS.




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             (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts.

             (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 4, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

         (h) TRUSTEE POWERS. The Trustee shall have the following powers and authority:

             (i) Subject to paragraphs (b), (c), (d) and (e) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

             (ii) Subject to paragraphs (b) and (c) of this Section 4, to invest in guaranteed investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by aff~liates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt &om taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

             (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.



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

             (iv) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, specifically instruct the Trustee.

             (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powas herein granted.

             (vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

             (vii) With prior written approval from the Sponsor to employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

             (viii) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

SECTION 5. RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED.

          (a) GENERAL. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

          (b) ACCOUNTS. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in
 Section 8 of this Agreement or is terminated as provided in Section 10 (a "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the




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

 Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

          (c) INSPECTION AND AUDIT. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts including trial balance and/or normal administrative reports as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

          (d) EFFECT OF PLAN AMENDMENT. A confirmation of the current qualified status of the Plan is attached hereto as Schedule FN. The Trustee's provision of the recordkeeping and administrative services set forth in this Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule NF covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

          (e) RETURNS, REPORTS AND INFORMATION. The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. Unless otherwise agreed upon by the Sponsor and




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

 the Trustee, the Administrator shall also be responsible for making any disclosures to Participants required by law except, such disclosures as may be required under federal or state truth-in-lending laws with regard to Participant loans which shall be provided by the Trustee.

 SECTION 6. COMPENSATION AND EXPENSES. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount or the Sponsor may direct the Trustee to deduct such amount from participants' accounts. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.

 SECTION 7. DIRECTIONS AND INDEMNIFICATION.

          (a) IDENTITY OF ADMINISTRATOR AND NAMED FIDUCIARY. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

          (b) DIRECTIONS FROM ADMINISTRATOR. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", provided the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of ERISA or would be contrary to the terms of the plan or this Agreement or would otherwise be improper. Such direction may also be made via EDT in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

          (c) DIRECTIONS FROM NAMED FIDUCIARY. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of ERISA or would be contrary to the terms of the Plan or this Agreement or would otherwise be improper.

          (d) CO-FIDUCIARY LIABILITY. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

          (e) INDEMNIFICATION. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by or, imposed upon the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from the mistake, negligence or bad faith of the Trustee (or any agent affiliate or contractor of the Trustee performing the Trustee's duties hereunder) or breach by the Trustee of the terms of this Agreement.

          (f) SURVIVAL. The provisions of this Section 7 shall survive the termination of this Agreement.

SECTION 8. RESIGNATION OR REMOVAL OF TRUSTEE.

          (a) RESIGNATION. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

          (b) REMOVAL. The Sponsor may remove the Trustee at any time upon sixty
 (60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

 SECTION 9. SUCCESSOR TRUSTEE.

          (a) APPOINTMENT. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

          (b) ACCEPTANCE. When the successor trustee accepts its appointment under this Agreement in writing, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

          (c) RECORDKEEPING. If as a result of the appointment of a successor trustee hereunder, the Trustee is no longer performing recordlceeping and administrative services under Section S hereof, the Trustee will furnish copies of plan records to the Sponsor or to a successor recordkeeper designated by the Sponsor, and will cooperate as reasonably requested by the Sponsor in effecting the transition of recordkeeping functions to the successor recordkeeper.

          (d) CORPORATE ACTION. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

 SECTION 10. TERMINATION. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this

 Agreement, the Trustee shall forthwith transfer and deliver to such individuals or entities as the Sponsor shall designate, all cash and assets then constituting the Trust and copies of all records and data relating to the Trustee's recordkeeping and administrative services under Section S hereof. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

 SECTION 11. RESIGNATION, REMOVAL, AND TERMINATION NOTICES. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, or delivered via a receipted delivery method, to the Sponsor c/o Vice President-General Counsel, Biogen, Inc., Fourteen Cambridge Center, Cambridge, MA 02142, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other individuals addresses as the parties have notified each other of in the foregoing manner.

 SECTION 12. DURATION. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

 SECTION 13. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year (beginning April 1, 1996) amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days advance written notice to the Sponsor.

SECTION 14. GENERAL.

          (a) PERFORMANCE BY TRUSTEE. ITS AGENTS OR AFFILIATES. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or afffiliates, including Fidelity Investments Institutional Operations

 Company or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

          (b) ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

          (c) WAIVER. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

          (d) SUCCESSORS AND ASSIGNS. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

          (e) PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (f) SECTION HEADINGS. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any mannerto modify, explain, expand or restrict any of the provisions of this Agreement.

 SECTION 15. GOVERNING LAW.

          (a) MASSACHUSETTS LAW CONTROLS. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

          (b) TRUST AGREEMENT CONTROLS. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



                                             BIOGEN, INC.

 Attest: /s/ Michael J. Astrue           By: /s/ Frank A. Burke, Jr.
         ----------------------------        -----------------------------------
         Secretary                           Frank A. Burke, Jr.
                                             Vice President-Human Resources



                                             FIDELITY MANAGEMENT TRUST COMPANY


 Attest: /s/                             By: /s/
         ----------------------------        -----------------------------------
         Clerk                               Senior Vice President

                                SCHEDULE "A"
                  RECORDKEEPING & ADMINISTRATIVE SERVICES

ADMINISTRATION

* Establishment and maintenance of participant account and election percentages.

*   Maintenance of six (6) plan investment options:
        -Fidelity Retirement Government Money Market Portfolio
        -Fidelity Intermediate Bond Portfolio
        -Fidelity Puritan Fund
        -Fidelity Magellan Fund
        -Fidelity Growth Company Fund
        -Biogen Stock - (Employer matching contributions/accounts only)

* All five Fidelity Mutual Funds shall be eligible for the following money classifications other than Employer Match.

*   Maintenance of four (4) money classifications:
        -Basic Account
        -Supplemental Account
        -Rollover
        -Employer Match

*   Processing of mutual fund trades.

* The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

PROCESSING
*   Bi-weekly processing of cnntribution data.
*   Daily processing of transfers and changes of future allocations.
*   Bi-weekly processing of loans, withdrawals, and distributions.

OTHER SERVICES AS MORE FULLY DETERMINED IN THE OCTOBER 6, 1993 LETTER OF UNDERSTANDING
* Processing of corrective distributions for 401(k)/401(m) compliance, including calculation of earnings.
*   Monthly trial balance
*   Quarterly administrative reports
*   Quarterly participant statements
*   1099-Rs
*   Participant Loans
* Performance of section 401 (k)/401 (m) limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.
* Employee communications describing available investment options, including multimedia informational materials and group presentations.
*   In-service and hardship withdrawals as approved and directed by the Sponsor.

BIOGEN, INC.                            FIDELITY MANAGEMENT TRUST COMPANY

By: /s/ Frank A. Burke, Jr.    4/1/94   By: /s/                          4/14/97
    ---------------------------------       ------------------------------------
                                Date                                      Date

                                  SCHEDULE "B"
                                  FEE SCHEDULE

Annual Recordkeeping Fee           $80,000 per year*, billed and payable
                                    quarterly.

Loan Fee Establishment fee of S35.00 per loan account; annual fee of $15.00 per loan account.

Return of Excess Fee                $25.00 per participant, a one-time charge
                                    per calculation and check generation.

Remote Access Fee                   $1,000 per year, plus a monthly charge for
                                    TYMNET usage. A one-time installation fee of $1,500 will also be charged to the sponsor in the first year.

Other Fees: ADP testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity, or for reports not contemplated in this Agreement. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

* This fee will be imposed pro rata for each CALENDAR quarter during the year. If the Sponsor terminates this Agreement before the end of a calendar yeadr then the recordkeeping fee will be pro-rated only for the period of time prior to termination. There will be no recordkeeping fee charged after termination of the Agreement.

TRUSTEE FEES:

To the extent that assets are invested in Sponsor Stock, .25% of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date, subject to a $10,000 annual minimum.

Note: These fees have been negotiated and accepeed based on current plan assets of $6.0 million, current participation of 300 participants and projected net cash flows of $.9 million per year. Fees will be subject to revision if these Plan tharacteristics change significantly by either falling below or exceeding current projected levels. Fees also have been based on the use of up to six (6) Fidelity managed investment options, and such fees will be subject to revision if additional investment options are added.

Increases in participant levels have been contemplated and would not impact fees until after the 2 year fee guarantee.

    BIOGEN, INC.                             FIDELITY  MANAGEMENT TRUST COMPANY

BY: /s/ Frank A. Burke, Jr.    4/1/94    BY: /s/                         4/14/94
    ---------------------------------        -----------------------------------
                                Date         Senior Vice President        Date

                                SCHEDULE "C"


                             INVESTMENT OPTIONS

      In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

 -Fidelity Retirement Government Money Market Portfolio
 -Fidelity Intermediate Bond Portfolio
 -Fidelity Puritan Fund
 -Fidelity Magellan Fund
 -Fidelity Growth Company Fund
 -Biogen Stock - (Employer matching contributions/accounts only)

      The mutual fund advised by Fidelity Management & Research Company referred to in Section 4(c) shall be Fidelity Retirement Government Money Market Portfolio.



        BIOGEN, INC.


BY: /s/ Frank A. Burke, Jr.    4/1/94
    ---------------------------------
                                DATE

                               SCHEDULE "G"

                       TELEPHONE EXCHANGE PROCEDURES


 The following telephone exchange procedures are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

 Telephone exchange hours are 8:30 a.m. (EST) to 8:00 p.m. (EST) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

 FIRSCO reserves the right to change these telephone exchange procedures at its discretion and agrees to communicate them immediately to Sponsor.

                                MUTUAL FUNDS

        EXCHANGES BETWEEN MUTUAL FUNDS

        Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (EST), it will receive that day's trade date. Calls received after 4:00 p.m.
        (EST) will be processed on a next business day basis.



        BIOGEN, INC.


By: /s/ FRANK A. BURKE, JR.        4/1/94
    -------------------------------------
                                    Date

                   FIRST AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                                   BIOGEN, INC

       THIS FIRST AMENDMENT, dated as of the first day of January, 1995, by and between Fidelity Management Trust Company (the "Trustee") and Biogen, Inc. (the "Sponsor"); and

                                   WITNESSETH:

       WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated April 1, 1994 with regard to the Biogen Savings Plan (the "Plan"); and

       WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

       NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

(1) Amending and adding the following mutual funds to the "investment option" section to Schedules "A" and "C", as follows:

             Fidelity Asset Manager:  Growth
             Fidelity International Growth & Income Fund

       IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this First Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

BIOGEN, INC                             FIDELITY MANAGEMENT TRUST COMPANY

By /s/ Frank A. Burke, Jr.   11/30/94   By /s/                          12/12/94
   ----------------------------------      -------------------------------------
                               Date        Vice President                  Date

                      SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                                   BIOGEN, INC

       THIS SECOND AMENDMENT, dated as of the fifteenth day of October, 1995, by and between Fidelity Management Trust Company (the "Trustee") and Biogen, Inc. (the "Sponsor"); and

                                   WITNESSETH:

       WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated April 1, 1994 with regard to the Biogen Savings Plan (the "Plan"); and

       WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

       NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

(1) Amending and adding the following mutual funds to the "investment option" section to Schedules "A" and "C", as follows:

       -  Fidelity U.S. Equity Index Portfolio
       -  Fidelity U.S. Bond Index Portfolio


       IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

BIOGEN, INC                             FIDELITY MANAGEMENT TRUST COMPANY

By /s/ Frank A. Burke, Jr.    9/20/95   By /s/                           10/9/95
   ----------------------------------      -------------------------------------
                               Date        Vice President                  Date

                   THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                                  BIOGEN, INC.

       THIS THIRD AMENDMENT, dated as of the third day of October, 1996, by and between Fidelity Management Trust Company (the "Trustee") and Biogen, Inc. (the "Sponsor");

                                   WITNESSETH:

       WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated April 1, 1994, with regard to the Biogen Savings Plan (the "Plan"); and

       WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

       NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

       (1) Amending the "investment options" portion of Schedules "A" and "C" by adding the following:

              Fidelity Value Fund

       (2)    Amending the Annual Participant Fee on Schedule "B" as follows:

              EFFECTIVE OCTOBER 1, 1996:
              Annual Recordkeeping Fee:          $20.00 per participant, billed
                                                 and payable quarterly.

       IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


BIOGEN, INC                             FIDELITY MANAGEMENT TRUST COMPANY


By /s/ Frank A. Burke, Jr.    10/3/96   By /s/                          10/23/96
   ----------------------------------      -------------------------------------
                               Date        Vice President                  Date

                   FOURTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                                  BIOGEN, INC.

      THIS FOURTH AMENDMENT, dated as of the fifteenth day of September, 1997, by and between Fidelity Management Trust Company (the "Trustee") and Biogen, Inc. (the "Sponsor");

                                   WITNESSETH:

      WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated April 1, 1994, with regard to the Biogen Savings Plan (the "Plan"); and

      WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Section 7(c), to liquidate all participant balances held in the Fidelity International Growth & Income Fund on February 27, 1998, and to invest the proceeds in the USAA International Fund. The parties hereto agree that the Trustee shall have no discretionary authority with respect to this sale and transfer directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written directions of the Sponsor; and

      WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

      NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

      (1) Amending Section 4(b)(i) AVAILABLE INVESTMENT OPTIONS by redefining "Mutual Fund" as follows:

           (i) securities issued by investment companies advised by Fidelity Management & Research Company ("Fidelity Mutual Funds") and certain securities issued by registered investment companies not advised by Fidelity Management & Research Company ("Non-Fidelity Mutual Funds") (collectively referred to as "Mutual Funds").

      (2) Inserting the following sentence before all others in subsection 4(d):

           All transactions involving Non-Fidelity Mutual Funds shall be done in accordance with the OPERATIONAL GUIDELINES FOR NON-FIDELITY MUTUAL FUNDS attached hereto as Schedule "H".

      (3)  Adding a Schedule "H" OPERATIONAL GUIDELINES FOR
           NON-FIDELITY MUTUAL FUNDS as attached.

      (4) Amending the "investment options" section of Schedules "A" and "C" by restating as follows:

                 - Fidelity Low-Priced Stock Fund
                 - Janus Worldwide Fund

                 - USAA International Fund
                 - Fidelity International Growth & Income Fund (frozen to new investments as of February 27, 1998)
                 - Fidelity Value Fund
                 - Spartan U.S. Equity Index Fund
                 - Fidelity U.S. Bond Index Portfolio
                 - Fidelity Asset Manager: Growth
                 - Fidelity Retirement Government Money Market Portfolio
                 - Fidelity Intermediate Bond Fund
                 - Fidelity Puritan Fund
                 - Fidelity Magellan Fund
                 - Fidelity Growth Company Fund
                 - Biogen Stock

      (5) Amending Schedule "B" by adding "Non-Fidelity Mutual Funds" as follows:

           Non-Fidelity Mutual Funds:      .25% annual administration fee on all
                                           Non-Fidelity Mutual Fund assets (to
                                           be paid by the Non-Fidelity Mutual
                                           Fund vendor).

      IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fourth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

BIOGEN, INC.                               FIDELITY MANAGEMENT TRUST COMPANY



By /s/ Frank A. Burke, Jr.    9/12/97   By /s/ Cheryl L. Gladstone       9/23/97
   ----------------------------------      -------------------------------------
                                Date       Vice President                  Date

                                SCHEDULE "H"

            OPERATIONAL GUIDELINES FOR NON-FIDELITY MUTUAL FUNDS

   PRICING

   By 7:00 p.m. Eastern Time ("ET") each Business Day, the Non-Fidelity Mutual Fund Vendor (Fund Vendor) will input the following information ("Price Information") into the Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor: (1) the net asset value for each Fund at the Close of Trading, (2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business Day (a "Business Day" is any day the New York Stock Exchange is open). If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Fidelity Participant Recordkeeping System ("FPRS") until the relevant Price Information is made available by Fund Vendor.

   TRADE ACTIVITY AND WIRE TRANSFERS

   By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date PLUS One"), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

   The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, by no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

   For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

   PROSPECTUS DELIVERY

   FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Plan participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Plan participants. FIIOC shall bear the costs of mailing prospectuses to Plan participants.

   PROXIES

   The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.

   PARTICIPANT COMMUNICATIONS

   The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with plan participants and in quarterly participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.

   COMPENSATION

   FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.

                   FIFTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                                  BIOGEN, INC.

      THIS FIFTH AMENDMENT, dated as of the fifteenth day of December, 1997, by and between Fidelity Management Trust Company (the "Trustee") and Biogen, Inc. (the "Sponsor");

                                   WITNESSETH:

      WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated April 1, 1994, with regard to the Biogen Savings Plan (the "Plan"); and

      WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

      NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

      (1)  Amending Section 4(e) by restating as follows:

           (e) SPONSOR STOCK. Trust investments in Sponsor Stock shall be made via the Biogen Stock Fund (the "Stock Fund"). Investments in the Stock Fund shall consist primarily of shares of Sponsor Stock. In order to satisfy daily participant exchange or withdrawal requests for transfers and payments, the Stock Fund shall also include cash or short-term liquid investments in accordance with this paragraph. Such holdings will include Fidelity Institutional Cash Portfolios: Money Market Portfolio: Class I or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee. The Named Fiduciary shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift allowance for such short-term liquid investments. The Trustee shall be responsible for ensuring that the actual cash held in the Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. The Trustee shall determine a daily net asset value ("NAV") for each unit outstanding of the Stock Fund. Valuation of the Stock Fund shall be based upon the 4:00 p.m. NASDQ closing price of the stock, or if unavailable, the latest available price as reported by the principal national securities exchange on which the Sponsor Stock is traded. The NAV shall be adjusted by dividends paid on the shares of Sponsor Stock held by the Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Stock Fund, expenses that, pursuant to Sponsor direction, the Trustee accrues from the Stock Fund, and commissions on purchases and sales of Sponsor Stock. Investments in the Stock Fund shall be subject to the following limitations:

                 (i) ACQUISITION LIMIT. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions in accordance with this Agreement.

                 (ii) FIDUCIARY DUTY OF NAMED FIDUCIARY. The Named Fiduciary shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

                 (iii) Purchase and sales of Sponsor Stock shall be made on the open market as necessary to maintain the target cash percentage and drift allowance for the Stock Fund, provided that:

                       (A) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                       (B) If the Trustee is prohibited by the Securities and Exchange Commission, the NASDQ, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then the Trustee shall purchase or sell such shares as soon as possible thereafter. The Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

                 (iv) EXECUTION OF PURCHASES AND SALES.

                 (A) Purchases and sales of units in the Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the Stock Fund shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G". The Trustee may follow directions from the Administrator or Named Fiduciary



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

to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

                      (B) PURCHASES AND SALES FROM OR TO SPONSOR. If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by the 4:00 p.m. NASDQ closing price of the Sponsor Stock on the trading date.

                      (C) USE OF AN AFFILIATED BROKER. The Sponsor hereby directs the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock which results from directions received from Plan participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                           (1) As consideration for such brokerage services, the
Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                           (2) Following the procedures set forth in Department
of Labor Prohibited Transaction Class Exemption 86-128 (PTCE 86-128), the Trustee will provide the Sponsor with the following documents: (1) a description of FBSI's brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which the Sponsor may terminate this direction to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan.

                           (3) Any successor organization of FBSI, through
reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.





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

                           (4) The Trustee and FBSI shall continue to rely on
this authorization provision until notified to the contrary. The Sponsor reserves the right to terminate this authorization upon written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

                 (iv) SECURITIES LAW REPORTS. The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

                 (v) VOTING AND TENDER OFFERS. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

                      (A)  VOTING.

                           (1) When the issuer of Sponsor Stock prepares for any
annual or special meeting, the Sponsor shall notify the Trustee at least thirty
(30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information that is distributed to shareholders of Sponsor Stock. Based on these materials the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the participant's accounts held in the Stock Fund.

                           (2) Each participant with an interest in the Stock
Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund as directed by the participant. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

                           (3) The Trustee shall vote that number of shares of
Sponsor Stock not credited to participants' accounts in the same proportion on each issue as it votes those shares credited to participants' accounts for which it received voting directions from participants.

                      (B)  TENDER OFFERS.

                           (1) Upon commencement of a tender offer for any
securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan participant, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock that reflect the participants proportional interest in the Stock Fund (both vested and unvested).

                           (2) Each participant shall have the right to direct
the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

                           (3) Except as otherwise required by law, the Trustee
shall tender that number of shares of Sponsor Stock not credited to participants' accounts in the same proportion as the total number of shares of Sponsor Stock credited to participants' accounts for which it has received instructions from Participants.

                           (4) A participant who has directed the Trustee to
tender some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 4(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                           (5) A direction by a participant to the Trustee to
tender shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

                 (vi) GENERAL. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a




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

participant's proportional interest in the Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

                 (vii) CONVERSION. All provisions in this Section 4(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

      (2)  Amending Section 4(h), TRUSTEE POWERS, by adding the following:

           (ix) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

      (3) Amending the "investment options" section of Schedules "A" and "C" by restating as follows:

           *     Maintenance of the following investment options:

                 - Fidelity Money Market Trust:  Retirement
                 - Money Market Portfolio
                 - Fidelity Intermediate Bond Fund
                 - Fidelity Puritan Fund
                 - Fidelity Magellan Fund
                 - Fidelity Growth Company Fund
                 - Biogen Stock Fund
                 - Fidelity Asset Manager:  Growth
                 - Spartan U.S. Equity Index Fund
                 - Fidelity U.S. Bond Index Fund
                 - Fidelity Value Fund
                 - Fidelity Low-Priced Stock Fund
                 - Janus Worldwide Fund
                 - USAA International Fund

      (4) Amending the "money classifications" Section of Schedule "A" by restating as follows:

           *     Maintenance of the following money classifications:

                 - Basic Account
                 - Supplemental Account
                 - Rollover
                 - Employer Match

      (5)  Restating Schedule "G" TELEPHONE EXCHANGE PROCEDURES as attached.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fifth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

BIOGEN, INC.                              FIDELITY MANAGEMENT TRUST COMPANY


By /s/ Frank A. Burke, Jr.     11/4/97    By /s/                         12/1/97
   -----------------------------------       -----------------------------------
                                 Date        Vice President                Date

















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


                             SCHEDULE "G"

                    TELEPHONE EXCHANGE GUIDELINES

The following telephone exchange guidelines are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange guidelines at its discretion.

                             MUTUAL FUNDS

EXCHANGES BETWEEN MUTUAL FUNDS

Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next business day basis.

                            SPONSOR STOCK

I.    EXCHANGES FROM MUTUAL FUNDS INTO SPONSOR STOCK

      Sponsor Stock exchanges are processed on a monthly cycle. Participants who wish to exchange out of a mutual fund into Sponsor Stock may call between the 1st and the 15th of the month. No calls will be accepted after 4:00 p.m. (ET) on the 15th (or previous business day if the 15th is not a business day).

      Mutual fund shares are sold on the 15th of the month (or the previous business day if the 15th is not a business day) and the Sponsor Stock is purchased within two (2) business days after the date on which the mutual fund shares are sold.

II.   EXCHANGES FROM SPONSOR STOCK INTO MUTUAL FUNDS

      Participants who wish to exchange out of Sponsor Stock into mutual funds may call between the 1st and the 15th of the month. No calls will be accepted after 4:00 p.m. (ET) on the 15th (or previous business day if the 15th is not a business day).

      The Sponsor Stock is sold on the 16th (or the next business day if the 16th is not a business day) and the subsequent purchase into mutual funds will take place three (3) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer to Fidelity.

BIOGEN, INC.


By:  __________________________
                           Date









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